Exhibit 99.1

NORTH PITTSBURGH SYSTEMS, INC.

4008 GIBSONIA ROAD

GIBSONIA, PA 15044-9311

Contact: Allen P. Kimble	Phone: (724) 443-9575	Fax: (724) 443-9431

FOR IMMEDIATE RELEASE

NORTH PITTSBURGH SYSTEMS, INC.

REPORTS QUARTERLY DIVIDEND DECLARATION

February 28, 2006, Gibsonia, Pennsylvania – North Pittsburgh Systems, Inc. (NASDAQ:NPSI) announced that a common stock quarterly dividend of $.19 per share is payable on April 14, 2006 to shareholders of record on April 3, 2006. North Pittsburgh Systems, Inc. has total assets of $156 million and operates a telecommunications business in Western Pennsylvania providing competitive and local exchange services, long distance and Internet services through its subsidiaries, North Pittsburgh Telephone Company, Penn Telecom, Inc. and Pinnatech, Inc. (d/b/a Nauticom).